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             EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share amounts)


                                                  Year Ended December 31,
                                            1993           1992          1991
PRIMARY

Weighted average shares outstanding        27,148         27,031        18,225

Net effect of dilutive stock options and
warrants -- based on treasury stock
  method using average market price         1,557          1,516           586
                                          _______        _______       _______

  TOTAL                                    28,705         28,547        18,811
                                          _______        _______       _______
                                          _______        _______       _______
  Income (loss) before extraordinary
    item                                  $13,231        $15,507       $ 8,036
                                          _______        _______       _______
                                          _______        _______       _______
  Net income (loss)                       $ 9,514        $71,078       $ 8,036
                                          _______        _______       _______
                                          _______        _______       _______
Per share amounts:

  Income before extraordinary item        $  0.46        $  0.54       $  0.43
                                          _______        _______       _______
                                          _______        _______       _______
  Net income                              $  0.33        $  2.49       $  0.43
                                          _______        _______       _______
                                          _______        _______       _______
PRO FORMA (1)

Weighted average shares outstanding        27,148         27,031

Net effect of dilutive stock options and
  warrants -- based on treasury stock
  method using average market price         1,557          1,516
                                          _______        _______

  TOTAL                                    28,705         28,547
                                          _______        _______
                                          _______        _______

  Income before extraordinary item        $11,304        $ 8,791
                                          _______        _______
                                          _______        _______

Per share amounts                         $  0.39        $  0.31
                                          _______        _______
                                          _______        _______

FULLY DILUTED

Weighted average shares outstanding        27,148         27,031       18,225

Net effect of dilutive stock options and
  warrants -- based on treasury stock
  method using period-end market price,
  if higher than average market price       2,034          1,550         1,559
                                          _______        _______       _______

  TOTAL                                    29,182         28,581        19,784
                                          _______        _______       _______
                                          _______        _______       _______

  Income before extraordinary item        $13,231        $15,507       $ 8,036
                                          _______        _______       _______
                                          _______        _______       _______

  Net income                              $ 9,514        $71,078       $ 8,036
                                          _______        _______       _______
                                          _______        _______       _______

Per share amounts:

  Income before extraordinary item        $  0.45        $  0.54       $  0.41
                                          _______        _______       _______
                                          _______        _______       _______

  Net income                              $  0.33        $  2.49       $  0.41
                                          _______        _______       _______
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(1)        Pro forma figures assume the second quarter 1992 and third quarter 1993 refinancing and Note issuance occurred January 1, 1992.
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